EXHIBIT 99.1

MercadoLibre, Inc. Appoints New Board Members

BUENOS AIRES, Argentina, Sept. 20, 2007 (PRIME NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com) today announced the appointment of Anton J. Levy and Veronica Allende Serra as directors of the company. Mr. Levy was also appointed to the Audit Committee and will serve as Chairman of the Audit Committee and Ms. Serra was also appointed to the Compensation Committee and will serve as Chairman of the Compensation Committee.

Anton Levy is Managing Director of General Atlantic LLC, a global growth equity firm that recently invested in MercadoLibre. Veronica Allende Serra is a Founding Partner of Pacific Advisors.

"We are very pleased that Anton and Veronica are joining MercadoLibre's Board of Directors," said Marcos Galperin, MercadoLibre's President and CEO. "Their extensive strategic, financial and multinational experience will be an extraordinary complement to our Board and they will provide valuable insights into our business and the strategic direction of our company."

The Board determined that Mr. Levy and Ms. Serra are both independent directors. The Board is now comprised of a total of seven directors, five of whom we consider to be independent.

Anton J. Levy

Anton J. Levy is a Managing Director at General Atlantic, where he has worked since 1998. Mr. Levy heads General Atlantic's Media and Consumer sector. Mr. Levy has worked closely with many of General Atlantic's portfolio companies and is currently on the Board of Directors of several portfolio companies including AKQA, Dice (DHX), Network Solutions and Webloyalty. He formerly served on the board of Zantaz Corporation.

Prior to joining General Atlantic in 1998, Mr. Levy was an investment banker with Morgan Stanley & Co. where he worked with the firm's technology clients. Mr. Levy is involved in a number of educational and non-profit organizations including serving on the board of directors of Streetwise Partners. Mr. Levy received a B.S. from the University of Virginia, with degrees in Finance and Computer Science, and his M.B.A. from Columbia University Graduate School of Business, graduating both with highest honors.

Veronica Allende Serra

Veronica Allende Serra is Founding Partner of Pacific Advisors where she advises funds and corporations in their acquisitions and strategy. Between 1998-2001, she ran the office for Latin American Investments for International Real Returns LLC, a holding of global investments with US$600M under management who's principal capital was from the shareholders of Lazard Freres. Veronica has already invested in over a dozen companies in the United States and Latin America. She was an advisor and investor of Patagon, an on-line brokerage and bank that was sold to Banco Santander in the year 2000. Veronica is a member of the advisory board of Endeavor Brazil and of the International Advisory Board of Endeavor Global. Between 1997-1998, she was Vice President and Assistant to the CEO of Leucadia National Corporation, an investment holding company with a market cap over US$ 10 billion based in New York, NY. Veronica has an MBA from Harvard Business School and a Law degree from the University of Sao Paulo - USP. She also holds an Art and Advertising degree from the Escola Panamericana de Arte.

About MercadoLibre

MercadoLibre is the largest online trading platform in Latin America. We are market leaders in e-commerce in each of Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on unique visitors and page views during 2006. Additionally, we have recently launched online trading platforms in Costa Rica, the Dominican Republic and Panama. With a market of over 550 million people and a region with one of the world's fastest-growing Internet penetration rates, we provide buyers and sellers a robust online trading environment that fosters the development of a large and growing e-commerce community. We offer a technological and commercial solution that addresses the distinctive cultural and geographic challenges of operating an online trading platform in Latin America.

The MercadoLibre, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, the failure of customary closing conditions, adverse changes in the company's markets and other risks disclosed in the prospectus. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

MELI-G

CONTACT: MercadoLibre, Inc.
         Investor Relations contact:
         Pedro Arnt
           pedro@mercadolibre.com
         Investor Relations website:
           http://investor.mercadolibre.com
         Media Relations contact:
         Lorena Diaz Quijano
           (54.11) 5352-8026
           lorena.diazquijano@mercadolibre.com